Exhibit 99.1

FOR IMMEDIATE RELEASE
April 17, 2013

FOR ADDITIONAL INFORMATION PLEASE CONTACT JEAN R. HALE, CHAIRMAN, PRESIDENT, AND C.E.O., COMMUNITY TRUST BANCORP, INC. AT (606) 437-3294

Pikeville, Kentucky:

COMMUNITY TRUST BANCORP, INC. REPORTS FIRST QUARTER 2013 EARNINGS

Earnings Summary
(in thousands except per share data)	1Q 2013	4Q 2012	1Q 2012
Net income	$11,820	$10,552	$11,869
Earnings per share	$0.76	$0.68	$0.77
Earnings per share – diluted	$0.76	$0.68	$0.77

Return on average assets	1.31%	1.15%	1.32%
Return on average equity	11.82%	10.47%	12.72%
Efficiency ratio	57.72%	60.75%	57.70%
Tangible common equity	9.44%	9.36%	8.55%

Dividends declared per share	$0.315	$0.315	$0.31
Book value per share	$25.98	$25.64	$24.15

Weighted average shares	15,539	15,516	15,407
Weighted average shares – diluted	15,592	15,572	15,456

Community Trust Bancorp, Inc. (NASDAQ-CTBI) reports earnings for the first quarter 2013 of $11.8 million, or $0.76 per basic share, compared to $11.9 million, or $0.77 per basic share, earned during the first quarter 2012 and $10.6 million, or $0.68 per basic share, earned during the fourth quarter 2012.

1st Quarter 2013 Highlights

❖	CTBI's basic earnings per share for the quarter decreased $0.01 per share from the first quarter 2012 but increased $0.08 per share from the fourth quarter 2012.

❖
Net interest income for the quarter increased 0.6% from prior year first quarter and decreased 1.7% from prior quarter as our net interest margin decreased 3 basis points and 1 basis point, respectively, for those time periods, while average earning assets increased 2.2% and 0.4%.

❖
Nonperforming loans at $33.9 million decreased $0.7 million from March 31, 2012 and $2.1 million from December 31, 2012.  Nonperforming assets at $79.0 million decreased $14.2 million from March 31, 2012 and $4.0 million from December 31, 2012.

❖
Net loan charge-offs for the quarter ended March 31, 2013 were $1.4 million, or 0.22% of average loans annualized, compared to $1.2 million, or 0.18%, experienced for the first quarter 2012 and $2.9 million, or 0.45%, for the fourth quarter 2012.

❖	Our loan loss provision for the quarter increased $0.04 million from prior year first quarter but decreased $1.4 million from prior quarter.

❖
Our loan loss reserve as a percentage of total loans outstanding remained at 1.30% from March 31, 2012 to March 31, 2013.  Our reserve coverage (allowance for loan loss reserve to nonperforming loans) at March 31, 2013 was 98.6% compared to 95.9% at March 31, 2012 and 92.3% at December 31, 2012.

❖
Noninterest income increased 6.6% for the quarter ended March 31, 2013 compared to the same period in 2012 but decreased 0.2% from prior quarter.  The increase in noninterest income from first quarter 2012 is the result of increased gains on sales of loans and trust revenue, offset partially by decreases in loan related fees and deposit service charges.

❖
Noninterest expense for the quarter ended March 31, 2013 increased 2.1% from prior year first quarter but decreased 5.5% from prior quarter.  The decrease from prior quarter resulted primarily from a $0.4 million decrease in personnel expense and a $0.8 million decrease in other real estate owned expense.

❖	Our loan portfolio increased $21.1 million from March 31, 2012 and $12.7 million during the quarter.

❖	Our investment portfolio increased $63.5 million from March 31, 2012 and $74.2 million during the quarter.

❖	Deposits, including repurchase agreements, declined $25.7 million from March 31, 2012 but increased $33.2 million during the quarter.

❖	Our tangible common equity/tangible assets ratio remains strong at 9.44%.

Net Interest Income

Net interest income for the quarter increased $0.2 million from prior year first quarter but decreased $0.6 million from prior quarter with average earning assets increasing 2.2% and 0.4% and our net interest margin decreasing 3 basis points and 1 basis point for the same periods.  The yield on average earning assets decreased 31 basis points from prior year first quarter and 8 basis points from prior quarter.  Loans represented 75.2% of our average earning assets for the quarter ended March 31, 2013 compared to 77.1% for the quarter ended March 31, 2012 and 75.5% for the quarter ended December 31, 2012.  The cost of interest bearing funds decreased 34 basis points from prior year first quarter and 10 basis points from prior quarter.

Noninterest Income

Noninterest income increased 6.6% for the first quarter 2013 compared to the first quarter 2012 but decreased 0.2% from prior quarter.  The increase in noninterest income from prior year first quarter is the result of increased gains on sales of loans and trust revenue, offset partially by decreases in loan related fees and deposit service charges.  The $0.8 million increase in gains on sales of loans includes a $0.5 million gain on one commercial loan sold during the quarter.  Loan related fees were impacted by a $0.3 million variance in fair value adjustments to our mortgage servicing rights.  The variance from prior quarter was impacted by $0.3 million in securities gains in the fourth quarter 2012.

Noninterest Expense

Noninterest expense for the first quarter 2013 increased 2.1% from prior year first quarter but decreased 5.5% from prior quarter.  The decrease from prior quarter resulted primarily from a $0.4 million decrease in personnel expense and a $0.8 million decrease in other real estate owned expense.  The increase from prior year first quarter was primarily due to a $1.0 million increase in other real estate owned expense.

Balance Sheet Review

CTBI’s total assets at $3.7 billion decreased $1.9 million, or 0.1%, from March 31, 2012 but increased $36.4 million, or an annualized 4.1%, during the quarter.  Loans outstanding at March 31, 2013 were $2.6 billion, increasing $21.1 million, or 0.8%, from March 31, 2012 and $12.7 million, or an annualized 2.0%, during the quarter.  Loan growth during the quarter of $23.2 million in the commercial loan portfolio was partially offset by a $6.1 million decline in the residential loan portfolio and a $4.4 million decline in the consumer loan portfolio.  CTBI's investment portfolio increased $63.5 million, or 10.3%, from March 31, 2012 and $74.2 million, or an annualized 49.7%, during the quarter.  Deposits, including repurchase agreements, at $3.1 billion decreased $25.7 million, or 0.8%, from March 31, 2012 but increased $33.2 million, or an annualized 4.3%, from prior quarter.

Shareholders’ equity at March 31, 2013 was $406.6 million compared to $375.0 million at March 31, 2012 and $400.3 million at December 31, 2012.  CTBI's annualized dividend yield to shareholders as of March 31, 2013 was 3.70%.

Asset Quality

CTBI's total nonperforming loans were $33.9 million at March 31, 2013, a 2.1% decrease from the $34.6 million at March 31, 2012 and a 5.9% decrease from the $36.0 million at December 31, 2012.  The decrease for the quarter included a $3.7 million decrease in the 90+ days past due category partially offset by a $1.5 million increase in nonaccrual loans.  Loans 30-89 days past due at $26.1 million is an increase of $6.7 million from March 31, 2012 but a $0.9 million decrease from prior quarter.  Our loan portfolio management processes focus on the immediate identification, management, and resolution of problem loans to maximize recovery and minimize loss.  Impaired loans, loans not expected to meet contractual principal and interest payments other than insignificant delays, at March 31, 2013 totaled $66.5 million, compared to $51.9 million at March 31, 2012 and $60.7 million at December 31, 2012.

Our level of foreclosed properties at $45.2 million at March 31, 2013 was a decrease from $58.6 million at March 31, 2012 and $47.0 million at December 31, 2012.  Sales of foreclosed properties for the quarter ended March 31, 2013 totaled $2.7 million while new foreclosed properties totaled $2.0 million.  At March 31, 2013, the book value of properties under contracts to sell was $5.5 million; however, the closings had not occurred at quarter-end.

Net loan charge-offs for the quarter ended March 31, 2013 were $1.4 million, or 0.22% of average loans annualized, compared to $1.2 million, or 0.18%, experienced for the first quarter 2012 and $2.9 million, or 0.45%, for the fourth quarter 2012.  Of the total net charge-offs for the quarter, $0.5 million were in commercial loans, $0.6 million were in indirect auto loans, and $0.2 million were in residential real estate mortgage loans.  Allocations to loan loss reserves were $1.6 million for the quarter ended March 31, 2013 compared to $1.2 million for the quarter ended March 31, 2012 and $2.9 million for the quarter ended December 31, 2012.  Our loan loss reserve as a percentage of total loans outstanding has remained at 1.30% from March 31, 2012 to March 31, 2013.  Our reserve coverage was 98.6% at March 31, 2013.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. CTBI’s actual results may differ materially from those included in the forward-looking statements. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "may increase," "may fluctuate," and similar expressions or future or conditional verbs such as "will," "should," "would," and "could." These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, the performance of coal and coal related industries, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CTBI of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal  proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CTBI’s results.  These statements are representative only on the date hereof, and CTBI undertakes no obligation to update any forward-looking statements made.

Community Trust Bancorp, Inc., with assets of $3.7 billion, is headquartered in Pikeville, Kentucky and has 71 banking locations across eastern, northeastern, central, and south central Kentucky, six banking locations in southern West Virginia, four banking locations in northeastern Tennessee, four trust offices across Kentucky, and one trust office in Tennessee.

Additional information follows.

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2013
(in thousands except per share data)

	Three	Three	Three
	Months	Months	Months
	Ended	Ended	Ended
	March 31, 2013	December 31, 2012	March 31, 2012
Interest income	$36,776	$38,091	$38,826
Interest expense	3,579	4,328	5,820
Net interest income	33,197	33,763	33,006
Loan loss provision	1,559	2,946	1,160

Gains on sales of loans	1,397	580	617
Deposit service charges	5,767	6,131	5,872
Trust revenue	2,000	1,749	1,613
Loan related fees	948	1,514	1,287
Securities gains	-	336	-
Other noninterest income	1,808	1,633	1,798
Total noninterest income	11,920	11,943	11,187

Personnel expense	12,982	13,388	12,813
Occupancy and equipment	2,905	2,871	2,771
FDIC insurance premiums	602	640	657
Amortization of core deposit intangible	54	53	53
Other noninterest expense	9,756	10,891	9,456
Total noninterest expense	26,299	27,843	25,750

Net income before taxes	17,259	14,917	17,283
Income taxes	5,439	4,365	5,414
Net income	$11,820	$10,552	$11,869

Memo: TEQ interest income	$37,221	$38,549	$39,264

Average shares outstanding	15,539	15,516	15,407
Diluted average shares outstanding	15,592	15,572	15,456
Basic earnings per share	$0.76	$0.68	$0.77
Diluted earnings per share	$0.76	$0.68	$0.77
Dividends per share	$0.315	$0.315	$0.31

Average balances:
Loans, net of unearned income	$2,552,461	$2,554,130	$2,558,550
Earning assets	3,393,848	3,381,936	3,319,597
Total assets	3,659,884	3,658,845	3,610,086
Deposits	2,926,606	2,933,737	2,900,015
Interest bearing liabilities	2,599,957	2,598,929	2,605,423
Shareholders' equity	405,550	400,846	375,330

Performance ratios:
Return on average assets	1.31%	1.15%	1.32%
Return on average equity	11.82%	10.47%	12.72%
Yield on average earning assets (tax equivalent)	4.45%	4.53%	4.76%
Cost of interest bearing funds (tax equivalent)	0.56%	0.66%	0.90%
Net interest margin (tax equivalent)	4.02%	4.03%	4.05%
Efficiency ratio (tax equivalent)	57.72%	60.75%	57.70%

Loan charge-offs	$2,188	$3,593	$2,126
Recoveries	(777)	(703)	(967)
Net charge-offs	$1,411	$2,890	$1,159

Market Price:
High	$35.00	$36.40	$32.67
Low	32.27	29.60	29.13
Close	34.03	32.78	32.07

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2013
(in thousands except per share data)

	As of	As of	As of
	March 31, 2013	December 31, 2012	March 31, 2012
Assets:
Loans, net of unearned	$2,563,314	$2,550,573	$2,542,168
Loan loss reserve	(33,393)	(33,245)	(33,172)
Net loans	2,529,921	2,517,328	2,508,996
Loans held for sale	1,449	22,486	1,642
Securities AFS	677,510	603,343	613,978
Securities HTM	1,662	1,662	1,662
Other equity investments	30,559	30,558	30,557
Other earning assets	124,519	141,290	188,824
Cash and due from banks	54,589	73,451	69,240
Premises and equipment	53,491	54,321	54,725
Goodwill and core deposit intangible	66,340	66,394	66,553
Other assets	132,055	124,831	137,836
Total Assets	$3,672,095	$3,635,664	$3,674,013

Liabilities and Equity:
NOW accounts	$25,464	$28,717	$19,499
Savings deposits	884,000	853,716	846,797
CD's >=$100,000	641,574	643,629	648,829
Other time deposits	762,723	771,338	803,135
Total interest bearing deposits	2,313,761	2,297,400	2,318,260
Noninterest bearing deposits	619,819	606,448	629,293
Total deposits	2,933,580	2,903,848	2,947,553
Repurchase agreements	213,573	210,120	225,301
Other interest bearing liabilities	78,000	75,084	83,656
Noninterest bearing liabilities	40,308	46,268	42,507
Total liabilities	3,265,461	3,235,320	3,299,017
Shareholders' equity	406,634	400,344	374,996
Total Liabilities and Equity	$3,672,095	$3,635,664	$3,674,013

Ending shares outstanding	15,653	15,613	15,527
Memo: Market value of HTM securities	$1,656	$1,659	$1,664

30 - 89 days past due loans	$26,115	$27,030	$19,406
90 days past due loans	15,533	19,215	12,828
Nonaccrual loans	18,337	16,791	21,769
Restructured loans (excluding 90 days past due and nonaccrual)	36,777	29,806	26,536
Foreclosed properties	45,168	46,986	58,602
Other repossessed assets	0	5	34

Tier 1 leverage ratio	10.86%	10.65%	10.17%
Tier 1 risk based ratio	15.33%	15.23%	14.24%
Total risk based ratio	16.58%	16.49%	15.49%
Tangible equity to tangible assets ratio	9.44%	9.36%	8.55%
FTE employees	1,028	1,035	1,021

Community Trust Bancorp, Inc.
Financial Summary (Unaudited)
March 31, 2013
(in thousands except per share data)

Community Trust Bancorp, Inc. reported earnings for the three months ending March 31, 2013 and 2012 as follows:

	Three Months Ended
	March 31
	2013	2012
Net income	$11,820	$11,869

Basic earnings per share	$0.76	$0.77

Diluted earnings per share	$0.76	$0.77

Average shares outstanding	15,539	15,407

Total assets (end of period)	$3,672,095	$3,674,013

Return on average equity	11.82%	12.72%

Return on average assets	1.31%	1.32%

Provision for loan losses	$1,559	$1,160

Gains on sales of loans	$1,397	$617